EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-130007, No. 333-10178 and No. 333-31813 on Form S-8 and No. 333-129242, No. 333-125012, No. 333-117768, and No. 333-95235 on Form S-3 of our reports dated April 13, 2006 (December 12, 2006 as to the effects of the restatement discussed in Note 20), relating to the consolidated financial statements of The Wet Seal, Inc. and management’s report on the effectiveness of internal control over financial reporting (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph relating to the restatement as described in Note 20 to the consolidated financial statements and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting) appearing in the Annual Report on Form 10-K/A of The Wet Seal, Inc. for the year ended January 28, 2006.

Costa Mesa, California

December 12, 2006